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                                                                    Exhibit 23.2



                      Consent of Independent Accountants
                      ----------------------------------



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 28, 1999, except as to the fourth and fifth paragraphs of Note 1 which are as of January 27, 2000, relating to the consolidated financial statements and financial statement schedule of Caminus Corporation, and of our report dated August 28, 1998, relating to the financial statements of ZAI*NET Software, Inc., which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."



                                                     PricewaterhouseCoopers LLP

New York, New York
January 27, 2000